Exhibit 99.1

EXL deepens investment in Healthcare and Analytics by signing a definitive agreement to acquire payment integrity and population risk management company SCIOInspire Holdings, Inc.

NEW YORK, May 1, 2018– EXL (NASDAQ: EXLS), a leading operations management and analytics company, today announced that it has signed a definitive agreement to acquire SCIOInspire® Holdings, Inc. (SCIO®), a West Hartford Connecticut-based leading healthcare analytics solution and services company (doing business as SCIO Health Analytics).

Rohit Kapoor, EXL Vice Chairman and Chief Executive Officer stated, “The acquisition will strengthen EXL’s capability in the high growth cost optimization and care optimization markets. SCIO’s analytical tools and expertise in healthcare claims payment and care optimization expands EXL’s market-leading advanced analytics and healthcare capabilities. Combining the talented team at SCIO to our team of 2,000+ clinicians and 3,000+ data scientists worldwide significantly increases our ability to scale to meet the needs of larger clients and increases our reach into pharmacy benefit managers, healthcare providers and life sciences companies.”

“SCIO is dedicated to driving positive change by helping our clients effectively manage the transition to value-based care,” said Siva Namasivayam, Founder and Chief Executive Officer, SCIO. “We are excited to join EXL, a world-class operations management and analytics Company and a recognized leader in healthcare analytics. Together, our combined synergies and innovation in end-to-end cost recovery, care management and population risk management delivers powerful solutions to our clients – helping healthcare organizations achieve optimal outcomes while reducing the total cost of care.”

For more than 10 years SCIO has been driving care and reimbursement optimization for its clients through its leading healthcare analytics solutions and services. SCIO’s unique 360° view of the patient, provider and claim is informed by deep clinical, payment, analytics and data expertise. Through the use of integrated healthcare data, proprietary analytics, innovative technologies and flexible delivery methodologies, SCIO transforms data into actionable insights and proven outcomes. SCIO’s significant early investors include Sequoia India, Health Enterprise Partners and Saama Capital.

The aggregate merger consideration is $240 million, subject to adjustment based on, among other things, SCIO’s cash, debt, working capital position and other adjustments set forth in the Merger Agreement. EXL intends to fund the purchase with available cash on hand and borrowing from its credit facility.  The acquisition is anticipated to close in the next three months, subject to the fulfillment of certain closing conditions, including regulatory and other customary consents.

TripleTree, LLC served as the exclusive strategic and financial advisor to SCIO in the transaction.

About EXL

EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help clients improve their revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Business EXLerator Framework®, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 27,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Colombia, Australia and South Africa. For more information, visit www.exlservice.com.

About SCIO®

SCIO is a leading health analytics solution and services company serving over 100 healthcare organizations representing over 130 million covered lives across the continuum including providers, health plans, PBMs, employers, health services and global life sciences companies. Headquartered in West Hartford, Connecticut, SCIO has more than 1,100 professionals in locations throughout the United States, the United Kingdom and India.

SCIO provides scalable predictive analytic solutions and services that transform data into actionable insights, helping healthcare organizations identify opportunities and prescribe actions to drive operational performance and address the healthcare waste epidemic while improving care quality. SCIO is dedicated to helping our clients achieve outcomes and decrease total cost of care. For more information visit: www.sciohealthanalytics.com

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

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